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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

APRIL 16, 2004
Date of Report (Date of earliest event reported):

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

BERMUDA (State or other jurisdiction of incorporation or organization)	1-8993 (Commission file number)	94-2708455 (I.R.S. Employer Identification No.)
80 SOUTH MAIN STREET, HANOVER, NEW HAMPSHIRE 03755 (Address of principal executive offices)
(603) 640-2200 (Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OF ASSETS.

On April 16, 2004, White Mountains Insurance Group, Ltd. ("White Mountains" or the "Registrant") announced that it completed its previously announced acquisition of the Sirius Insurance Group and its subsidiaries, Sirius International Insurance Corporation, Sirius America Insurance Company and Scandinavian Reinsurance Company, Ltd.

The Purchase Agreement, The Guarantee Agreement by White Mountains Insurance Group, Ltd. in favor ABB Ltd and the Guarantee Agreement by ABB Ltd in favor of White Mountains Insurance Group, Ltd all dated December 8, 2003 were filed previously as exhibits 99(a), 99(b) and 99(c), respectively, to the Registrant's Form 8-K dated December 8, 2003. The press release dated December 9, 2003, was also previously filed as exhibit 99(d) to the Registrant's Form 8-K dated December 8, 2003.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)    Financial Statements of Businesses Acquired. The financial statements of businesses acquired as required by part (a) of Item 7 relating to the April 16, 2004 acquisition of the Sirius Insurance Group and its subsidiaries by the Registrant are not currently available. The Company will provide the requisite financial information, prepared in accordance with Regulation S-X, in an amendment to this report within 60 days of the filing date of this report.

(b)    Pro Forma Financial Information. The pro forma financial information required by part (b) of Item 7 relating to the April 16, 2004 acquisition of the Sirius Insurance Group and its subsidiaries by the Registrant are not currently available. The Company will provide the requisite financial information, prepared in accordance with Regulation S-X, in an amendment to this report within 60 days of the filing date of this report.

(c)    Exhibits. The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION
99(e)	Text of press release issued by White Mountains Insurance Group, Ltd., dated April 16, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
DATED: APRIL 30, 2004	By:	/s/ J. BRIAN PALMER J. Brian Palmer Chief Accounting Officer

EXHIBIT INDEX

99(e)	Text of press release issued by White Mountains Insurance Group, Ltd., dated April 16, 2004.

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SIGNATURES
EXHIBIT INDEX